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                                                                    EX-99.(E)(1)

                                WM GROUP OF FUNDS
                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT


        THIS DISTRIBUTION AGREEMENT (this "Agreement"), dated as of this 7th day of March, 2000, between WM Trust I, WM Trust II, and WM Strategic Asset Management Portfolios, LLC, (each referred to hereinafter as a "Trust"), on behalf of each respective series of each respective Trust listed on the signature page of this Agreement (each a "Fund"), and WM Funds Distributor, Inc., a Washington corporation doing business at Irvine, California, herein sometimes referred to as the "Distributor."

                                    RECITALS

        WHEREAS, each Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and the Funds are separate series of each respective Trust;

        WHEREAS, each Fund and the Distributor desire to enter into an agreement that sets forth standard terms and conditions for the distribution of shares of each Fund;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. APPOINTMENT.

                  1.1 Each Trust hereby affirms the appointment of WM Funds Distributor, Inc. as the agent for the distribution of shares of each Fund (the "Shares") and grants Distributor the right to sell the Shares on behalf of each Fund at such Shares' public offering price and on the terms set forth in this Agreement.

                  1.2 The Distributor accepts such appointment and agrees to render the services herein set forth for the payments herein provided (including reimbursement of expenses).

          2. DELIVERY OF DOCUMENTS.

                  2.1 Each Trust and/or each Fund has furnished the Distributor with copies of:

                           (a) Agreement and Declaration of Trust of each of WM
                  Trust I and WM Trust II or LLC Operating Agreement of WM Strategic Asset Management Portfolios, LLC, as applicable, and all amendments thereto (as amended from time to time, the "Charter Document");



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                           (b) Bylaws and all amendments thereto for the Trust
                  (as amended from time to time, the "Bylaws"); and

                           (c) Each Fund's registration statement, prospectus
                  and statement of additional information, then in effect (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act.

                  2.2 From time to time, each Trust will furnish the Distributor with current copies of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the Securities and Exchange Commission (the "SEC") and will make available, upon request, evidence of payment of registration fees imposed from time to time by the States in which the Shares of each Fund are sold by the Distributor.

         3. DUTIES OF THE DISTRIBUTOR.

                  3.1 The Distributor shall provide each Fund with the benefit of its best judgment, efforts and facilities in rendering its services as Distributor. The Distributor will act as the exclusive Distributor of the Shares of each Fund, subject to the supervision of each Trust's Board of Trustees and the following understandings:

                           (a) each Trust's Board of Trustees shall be
                  responsible for and control the conduct of each Fund's affairs;

                           (b) in all matters relating to the performance of
                  this Agreement, the Distributor will act in conformity with the Charter Document and Bylaws of each Trust and the Registration Statement of each Fund and with the instructions and directions of each Trust's Board of Trustees; and

                           (c) the Distributor will conform to and comply with
                  applicable requirements of the 1940 Act, the 1933 Act and all other applicable federal or state laws and regulations.

                  3.2 In carrying out its obligations hereunder, the Distributor shall:

                           (a) Provide to each Trust's Board of Trustees, at
                  least quarterly, a written report of the amounts expended in connection with all distribution services rendered pursuant to this Agreement, including the purposes for which such expenditures were made; and

                           (b) Take, on behalf of each Fund, all actions which
                  appear to be necessary to carry into effect the distribution of each Fund's Shares as provided in Section 4.



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         4. DISTRIBUTION OF SHARES.

                  4.1 It is mutually understood and agreed that the Distributor does not undertake to sell all or any specific portion of the Shares of any Fund. Distributor shall have the right to enter into sales agreements with dealers of its choice on such terms and conditions as Distributor determines are not inconsistent with this Agreement. Distributor shall set forth in such agreements the portion of the sales charge which may be retained by such dealers.

                  4.2 If any Fund determines that it is necessary to file the form of dealer agreement and amendments thereto as an exhibit to its currently effective Registration Statement under the 1933 Act, then the Distributor shall provide the Fund with currently effective documents.

                  4.3 A Fund shall not sell any of its Shares except through the Distributor. Notwithstanding the provisions of the foregoing sentence:

                           (a) A Fund may issue its Shares at their net asset
                  value to any shareholder of the Fund purchasing such Shares with dividends or other cash distributions received from the Fund pursuant to any special or continuing offer made to shareholders;

                           (b) The Distributor may, and when requested by a
                  Fund, shall, suspend its efforts to effectuate sales of the Shares of a Fund at any time when in the opinion of the Distributor or of the Fund no sales should be made because of a need to revise a Registration Statement, or because of market or other economic considerations or abnormal circumstances of any kind. Either party in its sole discretion may reject orders for the purchase of Shares;

                           (c) A Fund may withdraw the offering of its Shares
                  (i) at any time with the consent of the Distributor or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction;

                           (d) The price at which the Shares will be sold to
                  investors (the "public offering price") shall be the net asset value per Share, determined in accordance with the provisions of the Fund's current Registration Statement, plus a sales charge determined in the amount and manner established from time to time by the Distributor and set forth in a Fund's current prospectus. The Fund shall receive the net asset value per Share for the sale of its Shares; and

                           (e) The Distributor is not authorized by any Fund to
                  provide any information or to make any representations other than those contained in the appropriate Registration Statements, or contained in shareholder reports or other material that may be prepared by or on behalf of a Fund for



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                  Distributor's use. This shall not be construed to prevent the
                  Distributor from preparing and distributing sales literature or other material as it may deem appropriate.

         5. COMPENSATION

                  5.1 Distribution Fee. Each Trust will pay Distributor in consideration of its services in connection with the distribution of Class B Shares of each Fund its "Allocable Portion," as defined in
         Schedule 1 to this Agreement, of the distribution fee allowable under the conduct Rules of the National Association of Securities Dealers (the "NASD") (the "Conduct Rules") in respect of such Class B Shares of such Fund, which fee shall accrue daily and be paid monthly as promptly as possible after the last day of each month but in any event prior to the tenth day of the following calendar month, at an annual rate of 0.75% of the average daily net asset value of such Class B Shares of such Fund, subject to the aggregate maximum limitation on the distribution fee allowable under the Conduct Rules and the Distribution Plan in respect of such Class B Shares, in accordance with Rule 12b-1 under the 1940 Act ("Distribution Fee").

                  The Distributor will be deemed to have fully earned its Allocable Portion of the Distribution Fee payable in respect of Class B Shares of each Fund upon the sale of the "Commission Shares" (as defined in Schedule 1 to this Agreement) of such Fund taken into account in determining such Distributor's Allocable Portion of such Distribution Fee.

                  5.2 Contingent Deferred Sales Charges. Each Trust shall cause its transfer agent (the "Transfer Agent") to withhold, from redemption proceeds payable to holders of Class B Shares, all contingent deferred sales charges ("CDSCs") properly payable by such holders in accordance with the terms of the Prospectuses relating to such Class B Shares and shall cause the Transfer Agent to pay such amounts over as promptly as possible after the settlement date for each redemption of such Class B Shares. The Distributor's Allocable Portion (as defined in Schedule 1 to this Agreement) of such CDSC amounts shall be payable to the Distributor (or to persons to whom the Distributor directs the Trust to make payments).

                  5.3 Service Fees.

                           (a) Each Trust is authorized to pay to the
                  Distributor a fee, calculated daily and paid monthly in arrears, for the shareholder services that are described in paragraph (b) of this Section 5.3 and that are provided by such Distributor to one or more of the Funds. The aggregate fee paid to the Distributor for shareholder services to any Fund shall not be greater than the annual rate of .25% of the average daily net assets attributable to the Shares of such Fund.



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                           (b) In addition to the distribution services set
                  forth in Section 3 above, the Distributor may provide shareholder services to accounts of the Shares of one or more of the Funds, including but not limited to the following: telephone service to shareholders, including the acceptance of telephone inquiries and transaction requests; acceptance and processing of written correspondence, new account applications and subsequent purchases by check; mailing of confirmations, statements and tax forms directly to shareholders; and acceptance of payment for trades by check, Federal Reserve wire or Automated Clearing House payment. In addition, the Distributor may perform or supervise the performance by others of shareholder services in connection with the operations of such Fund(s) with respect to its Shares, as agreed from time to time.

                           (c) The Distribution Fee payable pursuant to this
                  Agreement shall not be deemed to compensate the Distributor for any shareholder services it may provide to any Trust or Fund pursuant to the relevant Distribution Plan, which services may include processing of shareholder transactions, responding to inquiries from shareholders concerning the status of their accounts and the operations of the Trust or any Fund, communicating with the Trust and its transfer agent on behalf of such shareholders, or providing other shareholder services, nor for any expenses associated with the provision of such shareholder services, including office space and equipment, and telephone facilities.

                  5.4 Directed Payment: Allocable Portion Calculations. The Distributor may direct the Trust to pay any part or all of the Distribution Fee or CDSCs payable to the Distributor in respect of any Class B Shares of any Fund directly to persons providing funds to the Distributor to cover or otherwise enable the incurring of expenses associated with distribution services, and each Trust agrees to accept and to comply with such direction. The Distributor shall, at its own expense and not at the expense of any Trust or Fund, provide each Trust with any necessary calculations of the Distributor's Allocable Portion of any Distribution Fee or CDSCs, and each Trust shall be entitled to rely conclusively on such calculations, without prejudice to any claim it may have concerning the accuracy of such calculations.

                  5.5 Maximum Charges. Notwithstanding anything to the contrary contained in this Agreement or in any relevant Distribution Plan, the amount of asset-based sales charges and CDSCs paid to the Distributor by any class of Shares of any Fund shall not exceed the amount permitted by the Conduct Rules as in effect from time to time.

                  5.6 Class A Sales Charges. As compensation for its services hereunder, the Distributor shall be entitled to receive all front-end loads and contingent deferred sales charges with respect to Class A Shares as may be described from time to time in the Registration Statement. The Fund also shall pay a distribution fee to the Distributor at an annual rate as shall be authorized by the shareholders and further set





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                  by the Board of Trustees pursuant to the provisions of the
                  Class A Distribution Plan, then in effect, in accordance with Rule 12b-1 under the 1940 Act.

                  6. EXPENSES. The expenses connected with distribution shall be allocable between the Funds and the Distributor as follows:

                           6.1 The Distributor shall furnish the services of
                  personnel to the extent that such services are required to carry out its obligations under this Agreement.

                           6.2 Each Fund assumes and shall pay or cause to be
                  paid the following expenses incurred on its behalf:

                           6.3 Registration of Shares including the expense of
                  printing and distributing prospectuses to existing shareholders; expenses incurred for maintaining each Trust's or Fund's existence, taxes and expenses related to portfolio transactions; charges and expenses of any registrar, custodian or depository for portfolio securities and other property, and any stock transfer, dividend or account agent or agents; all taxes, including securities issuance and transfer taxes, and fees payable to federal, state or other governmental agencies; costs and expenses in connection with the registration, maintenance of registration and qualification for sale of a Fund and its Shares with the SEC and various states and other jurisdictions (including filing fees, legal fees and disbursements of counsel); expenses of shareholders' and directors' meetings and preparing, printing, and mailing of proxy statements and reports to shareholders; fees and travel expenses of directors who are not "interested persons" as that term is defined in the 1940 Act; expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in Shares or in cash; charges and expenses of any outside service used for pricing of a Fund's Shares; fees and expenses of legal counsel and of independent accountants; membership dues of industry associations; postage (excluding postage for promotional and sales literature); insurance premiums on property of personnel (including, but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of a Fund's operation unless otherwise explicitly provided herein.

                           6.4 The Distributor will bear all expenses incurred
                  in connection with its performance of the services described herein and the incurring of distribution expenses under this Agreement. For purposes of this Agreement, "distribution expenses" of the Distributor shall mean all expenses borne by the Distributor which represent payment for activities primarily intended to result in the sale of Shares, including, but not limited to, the expenses of distribution that are described in the Distribution Plans.

                           6.5 The Distributor will furnish the Board of
                  Trustees statements of distribution revenues and expenditures at least quarterly with respect to the Shares of each Fund as required by the Distribution Plans.




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         7. NON-EXCLUSIVITY.

                  7.1 The services of the Distributor are not exclusive and the Distributor shall be entitled to render distribution or other services to others (including other investment companies) and to engage in other activities.

                  7.2 It is understood and agreed that officers and directors of the Distributor may serve as officers or trustees of each Trust, and that officers or trustees of each Trust may serve as officers and directors of the Distributor to the extent permitted by law; and that officers and directors of the Distributor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies and broker/dealers.

         8. TERM AND APPROVAL.

                  8.1 This Agreement shall become effective as of the date first above written for an initial period of two years, and shall continue in force and effect from year to year thereafter, provided that, with respect to any Fund, such continuance is specifically approved at least annually:

                           (a) By each Trust's Board of Trustees, including the
                  affirmative vote of a majority of the Board of Trustees of the respective Trust who are not (i) parties to this Agreement,
                  (ii) interested persons of any such party (as defined in Section 2(a)(19) of the 1940 Act), or (iii) persons having a direct or indirect financial interest in the operation of this Agreement or any agreement related to this Agreement (the "Qualified Trustees") by votes cast in person at a meeting called for the purpose of voting on such approval, or

                           (b) By the vote of a majority of the outstanding
                  voting securities of the Fund (as such vote is defined in Section 2(a)(42) of the 1940 Act).

         9. TERMINATION.

                  9.1 Termination on Assignment. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940
         Act), it being understood that this Agreement has been approved by the Trustees, including the Qualified Trustees in contemplation of an Amended and Restated Purchase and Sale Agreement to be entered into by the Distributor, Citibank, N.A. and Citicorp North America, Inc., which provides for a transfer of receivables relating to the Distribution Fees and CDSCs payable to the Distributor under this Agreement. The Distributor agrees to notify the respective Trust of any circumstances that might result in this Agreement being deemed to be assigned.

                  9.2 Voluntary Termination. Each Trust may terminate this Agreement with respect to any Fund or class, or in its entirety, without penalty, on 60 days'



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         written notice to the Distributor by vote of the Board of Trustees of the respective Trust, or by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting Shares of such Fund, as the case may be. The Distributor may terminate this Agreement with respect to any Fund, or in its entirety, on 60 days' written notice to the Fund or Trust as the case may be. Termination of this Agreement with respect to any class of Shares of any Fund shall not cause this Agreement to terminate with respect to the other class of Shares of such Fund or any Shares of any other Fund. Notice of termination as provided for in this Section may be waived by either party, such waiver to be in writing.

                  9.3 Continued Payment. With respect to Class B Shares of any Fund sold pursuant to this Agreement, the respective Trust shall continue payment to the Distributor of (a) the Distributor's Allocable Portion, as defined in Schedule 1 to this Agreement, of the Contingent Deferred Sales Charges attributable to such Shares of such Fund, and
         (b) so long as there has been no Complete Termination (as defined in the applicable Distribution Plan), the Distributor's Allocable Portion of the Distribution Fee attributable to such Class B Shares of such Fund, in either case notwithstanding termination of this Agreement according to its terms.

         10. REPRESENTATIONS AND WARRANTIES.

                  10.1 Each Trust represents and warrants to the Distributor that any registration statement, prospectus and statement of additional information, when such Registration Statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such Registration Statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.

                  10.2 The Distributor may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. If the respective Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen (15) days after receipt by the respective Trust of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. No Trust shall file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit a Trust's right to file at any time such amendments to any



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         registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as such Trust may deem advisable, such right being in all respects absolute and unconditional.

                  10.3 Each Trust represents and warrants to the Distributor that the payment by the respective Trust of fees under this Agreement for distribution services rendered with respect to any Class B Shares of any Fund is authorized pursuant to such Trust's Class B Distribution Plan, as amended, pertaining to such Class B Shares of such Fund, adopted in accordance with Rule 12b-1 under the 1940 Act (a "Plan").

         11. AMENDMENTS. This Agreement may be amended, with respect to any Fund, by the parties hereto only if such amendment is specifically approved (i) by the Board of Trustees of the respective Trust or by the vote of majority of outstanding voting securities of the Fund, and (ii) by a majority of the Qualified Trustees, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that any such amendment that constitutes an amendment of the Distribution Plan for any class of Shares of a Fund shall be approved by shareholders pursuant to Rule 12b-1 to the extent required by applicable law.

         12. INDEMNIFICATION.

                  12.1 Each Trust authorizes the Distributor and any dealers with whom Distributor has entered into dealer agreements to use any prospectus or statement of additional information furnished by the respective Trust from time to time, in connection with the sale of Shares of each Fund. Each Trust agrees to indemnify, defend and hold Distributor, its several officers and directors, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that each Trust's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by Distributor or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus or statement of additional information and in such financial and other statements as are furnished to the Distributor pursuant to
         Section 2 hereof; and further provided that each Trust's agreement to indemnify the Distributor and



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         each Trust's representations and warranties shall not be deemed to cover any liability to the Trust or its shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. Each Trust's agreement to indemnify Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the respective Trust being notified of any action brought against Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the respective Trust at its principal office stated herein and sent to such Trust by the person against whom such action is brought, within ten
         (10) days after the summons or other first legal process shall have been served. The failure so to notify such Trust of any such action shall not relieve the Trust from any liability that the Trust may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Trust's indemnity agreement contained in this Sub-Section 12.1. Each Trust's indemnification agreement contained in this Sub-Section 12.1 and each Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several officers and directors and their respective estates, and to the benefit of the controlling persons and their successors. Each Trust agrees to notify Distributor promptly of the commencement of any litigation or proceedings against the respective Trust or any of its officers or trustees in connection with the issuance and sale of any Shares.

                  12.2 Distributor agrees to indemnify, defend and hold each Trust, its several officers and trustees, and any person who controls such Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the respective Trust, its officers or trustees or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the respective Trust, its officers or trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or allegedly untrue statement of a material fact contained in information furnished in writing by the Distributor to the respective Trust and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by Distributor to the respective Trust and required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Trust, its



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         officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Trust, its officers or trustees, and any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office as stated herein and sent to Distributor by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Distributor of any such action shall not relieve Distributor from any liability that the Distributor may have to the Trust, its officers or trustees, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of Distributor's indemnity agreement contained in this Sub-Section 12.2. The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against Distributor or any of its officers or directors in connection with the issuance and sale of any Shares.

                  12.3 In case any action shall be brought against any indemnified party under Sub-Sections 12.1 or 12.2, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

         13. LIABILITY OF THE DISTRIBUTOR. In the performance of its duties hereunder, the Distributor shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but the Distributor shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Distributor or reckless disregard by the Distributor of its duties under this Agreement.

         14. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of each Fund shall be 1201 Third Avenue, Suite 1400, Seattle, WA 98101, and the address of the Distributor shall be 1201 Third Avenue, Suite 1400, Seattle, WA 98101.



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         15. DECLARATION OF TRUST AND LIMITATION OF LIABILITY. A copy of the
Charter Documents of each Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the Trust on behalf of the trustees of the Trust as trustees and not individually, on further behalf of each Fund, and that the obligations of this Agreement with respect to each Fund shall be binding upon the assets and properties of the Fund only and shall not be binding upon the assets and properties of any other Fund or series of the Trust or upon any of the trustees, officers, employees, agents or shareholders of the Fund or the Trust individually.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the date and year first above written.

WM TRUST I, on behalf of its series WM TRUST II, on behalf of its series
    U.S. GOVERNMENT SECURITIES              SHORT TERM HIGH QUALITY
      FUND,                                      BOND FUND,
    INCOME FUND,                            GROWTH FUND,
    GROWTH & INCOME FUND,                   EMERGING GROWTH FUND,
    MONEY MARKET FUND,                      INTERNATIONAL GROWTH FUND,
    TAX-EXEMPT MONEY MARKET                 CALIFORNIA MUNICIPAL FUND,
      FUND,                                 CALIFORNIA INSURED
    TAX-EXEMPT BOND FUND,                     INTERMEDIATE MUNICIPAL FUND,
    NORTHWEST FUND,                         CALIFORNIA MONEY FUND,
    BOND & STOCK FUND, and                  FLORIDA INSURED MUNICIPAL
    HIGH YIELD FUND                           FUND, and
                                            TARGET MATURITY 2002 FUND

By:______________________________           By:_______________________________
      William G. Papesh, President                 William G. Papesh, President

Attest:

By:______________________________           By:_______________________________
    John T. West, Secretary                        John T. West, Secretary


WM STRATEGIC ASSET MANAGEMENT               WM FUNDS DISTRIBUTOR, INC.
  PORTFOLIOS, LLC, on behalf of its series
    STRATEGIC GROWTH PORTFOLIO
    CONSERVATIVE GROWTH                     By:_______________________________
      PORTFOLIO                                    William G. Papesh, President
    BALANCED PORTFOLIO
    FLEXIBLE INCOME PORTFOLIO               Attest:
    INCOME PORTFOLIO

                                            By:________________________________
                                                   Sharon L. Howells, Secretary
By: __________________________________
    William G. Papesh, President

Attest:

By: __________________________________
    John T. West, Secretary

                                   WM TRUST I,
                                WM TRUST II, AND
                  WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS, LLC
                             DISTRIBUTION AGREEMENT

                                                                      Schedule 1


Date of Agreement:
Date of this Schedule:

        ALLOCABLE PORTIONS

        The Distributor's "Allocable Portion" of the Distribution Fee payable on any class of Shares of any Fund, or of the CDSC in respect of any Class B Shares of any Fund shall be that percentage allocated to the Distributor in accordance with the allocation formulas set forth in Parts C and D below, and the rules of attribution set forth in Part B below.

        Capitalized terms used in this Schedule without definition and defined in the Agreement shall have the same meanings herein as therein, except that the term "Share" shall refer only to Class B shares of each Fund.

PART A:  DEFINITIONS

        "Commission Share" means, in respect of any Fund, each Share of such Fund issued under circumstances that would normally give rise to an obligation or the holder of such Share to pay a CDSC upon redemption of such Share, including, without limitation, any Share of such Fund issued in connection with a "Permitted Free Exchange" (as such term is defined in that certain Amended and Restated Purchase and Sale Agreement dated as of March __, 2000 by and among the Distributor, Citicorp North America, Inc. and Citibank, N.A., as the same shall be amended from time to time (the "Purchase Agreement")), provided that no such Share shall cease to be a Commission Share prior to its redemption (including a redemption in connection with a Permitted Free Exchange) or conversion even though the obligation of such holder to pay a CDSC shall have expired or the CDSC on such Share shall have been waived.

        "Cutoff Date" means, in respect of any class of Shares of any Fund, the date of the last sale of a Commission Share of such class of such Fund during the term of the Agreement.

        "Distribution Fee" has the meaning given to the term "asset-based sales charge" in Rule 2830 (b)(8)(A) of the Conduct Rules.

        "Free Exchange Share" means, in respect of any Fund, any Free Share of such Fund issued in connection with a Permitted Free Exchange.
        "Free New Share" means, in respect of any Fund, any Free Share that is not a Free Exchange Share.

        "Free Share" means, in respect of any Fund, each Share of such Fund other than a Commission Share, including, without limitation, any Share issued in connection with the reinvestment of dividends.

        "Non-Omnibus Shares" means, in respect of any Fund, all Shares of such Fund other than Omnibus Shares.

        "Omnibus Shares" means, in respect of any Fund, all Shares of such Fund in any Omnibus Account on the records of a Fund maintained by the Transfer Agent, for which account such broker-dealer provides subtransfer agency services for that Fund.

        "Sub-Transfer Agent" means, in respect of any Fund, the record owner of any Omnibus Account.

PART B:  ATTRIBUTION

        Shares of each class of Shares of each Fund, which Shares are outstanding from time to time, shall be attributed to either the Distributor or to any other person named as a distributor of Shares of such class of such Fund (such person, an "Other Distributor") in accordance with the following rules:

        (1) Commission Shares: Each Commission Share of Fund is specifically tracked, on the records maintained by the Transfer Agent of Sub-Transfer Agents for such Fund with reference to an "original issuance date" (a) of the Commission Share in question or (b) of the Commission Share from which the Commission Share in question derived through one or more Permitted Free Exchanges.

        The Commission Shares of each class of Shares of each Fund outstanding from time to time attributed to the Distributor shall be: (a) all Commission Shares of such class of such Fund issued, on or prior to the Cutoff Date for such class of such Fund, other than in a Permitted Free Exchange, and (b) those Commission Shares of such class of such Fund that are (i) issued in a Permitted Free Exchange in exchange for (ii) Shares of another Fund that had been attributed to the Distributor in accordance with the preceding clause (a) of this paragraph, in each case determined in accordance with the records maintained by the Transfer Agent or Sub-Transfer Agents for such Fund. For the avoidance of doubt, all Commission Shares issued during periods in which Funds Distributor, Inc., Griffin Financial Services or WM Fund Services, Inc. served as distributor under the Agreement or any predecessor agreement together with all Commission Shares derived from such Commission Shares, whether pursuant to one or more Permitted Free Exchanges or otherwise, shall be attributed to the Distributor.

        The Commission Shares of each class of Shares of each Fund outstanding from time to time attributed to Other Distributor shall be: (a) those Commission Shares of such class of Shares of such Fund issued, after the Cutoff Date for such class of Shares of such Fund, other than in a Permitted Free Exchange, and
(b) those Commission Shares of such class of such Fund that are (i) issued in a Permitted Free Exchange in exchange for (ii) Shares of another Fund that were attributed to an Other Distributor in accordance with the immediately preceding clause (a) of this paragraph, in each case determined in accordance with the records maintained by the Transfer Agent or Sub-Transfer Agents for such Fund.

        (2) Free Shares. Free Shares of each class of Shares of each Fund are not specifically tracked by the Transfer Agent or Sub-Transfer Agents for such Fund. The number of Free Shares of each class of Shares of each Fund outstanding from time to time shall be attributed to either the Distributor of an Other Distributor in accordance with records maintained by the Distributor in accordance with this paragraph (2).

               (a) The number of Non-Omnibus Free New Shares, of a class of any Fund, that are attributed to the Distributor shall be determined pursuant to the following formula.

        For such Shares issued during any calendar month:

        FNS x [(PCS + PFS) / (TCS + TFS)]

        where:

        FNS = Non-Omnibus Free New Shares of such class of such Fund that are issued during such calendar month.

        PCS = Non-Omnibus Commission Shares of such class of such Fund that have been attributed to the Distributor and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        PFS = Non-Omnibus Free Shares of such class of such Fund that have been attributed to the Distributor and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        TCS = Non-Omnibus Commission Shares of such class of such Fund that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        TFS = Non-Omnibus Free Shares of such class of such Fund that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.


        The balance of such Non-Omnibus Free New Shares issued during such calendar month shall be attributed to Other Distributors.

               (b) The number of Omnibus Free New Shares, of a class of any Fund, that are attributed to the Distributor shall be determined pursuant to the following formula.

        For such Shares issued during any calendar month:

        OFNS x [( POCS + POFS) / (TOCS + TOFS)]

        where:

        OFS    = Omnibus Free New Shares of such class of such Fund that are issued during such calendar month.

        POCS   = Omnibus Commission Shares of such class of such Fund that have been attributed to the Distributor and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        POFS   = Omnibus Free Shares of such class of such Fund that have been attributed to the Distributor and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        TOCS   = Omnibus Commission Shares of such class of such Fund that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        TOFS   = Omnibus Free Shares of such class of such Fund that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        The balance of such Omnibus Free New Shares issued during such calendar month shall be attributed to Other Distributions.

                 (c) The number of Non-Omnibus Free Exchange Shares, of a class of any Fund (the "New Fund"), that are attributed to the Distributor shall be determined pursuant to the following formula.

        For such Shares issued during any calendar month in exchange for Shares of any other Fund (each, an "Old Fund"):

        FES x (PFS(o) / TFS(o))

        where:

        FES    = Non-Omnibus Free Exchange Shares of such class of the New
                 Fund that are issued during such calendar month.

        PFS(o) = Non-Omnibus Free Shares of such class of the Old Fund that had been attributed to the Distributor and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        TFS(o) = Non-Omnibus Free Shares of such class of the Old Fund that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        The balance of such Non-Omnibus Free Exchange Shares of the New Fund issued during such calendar month shall be attributed to Other Distributors.

                 (d) The number of Omnibus Free Exchange Shares, of a class of any Fund (the "New Fund"), that are attributed to the Distributor shall be determined pursuant to the following formula.

        For such Shares issued during any calendar month in exchange for Shares of any other Fund (each, an "Old Fund"):

        OFES x (POFS(o)/TOFS(o))

        where:

        OFES    = Omnibus Free Exchange Shares of such class of the New Fund that are issued during such calendar month.

        POFS(o) = Omnibus Free Shares of such class of the Old Fund that had been attributed to the Distributor and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        TOFS(o) = Omnibus Free Shares of such class of the Old Fund that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        The balance of such Omnibus Free Exchange Shares of the New Fund issued during such calendar month shall be attributed to Other Distributors.

                  (e) The number of Non-Omnibus Free Shares, of a class of any
                      Fund, that are redeemed or converted and that are attributed to the Distributor shall be determined pursuant to the following formula.

        For such Shares redeemed or converted during any calendar month:

        FSR x (PFS/TFS)
        where:

        FSR     = Non-Omnibus Free Shares of such class of such Fund that are redeemed or converted during such calendar month.

        PFS     = Non-Omnibus Free Shares of such class of such Fund that have been attributed to the Distributor and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        TFS     = Non-Omnibus Free Shares of such class of such Fund that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        The balance of such Non-Omnibus Free Shares redeemed or converted during such calendar month shall be attributed to Other Distributors.

                  (f) The number of Omnibus Free Shares, of a class of any Fund, that are redeemed or converted and that are attributed to the Distributor shall be determined pursuant to the following formula.

        For such Shares redeemed or converted during any calendar month:

        OFSR x (POFS/TOFS)

        where:

        OFSR    = Omnibus Free Shares of such class of such Fund that are
                  redeemed or converted during such calendar month.

        POFS    = Omnibus Free Shares of such class of such Fund that have been attributed to the Distributor and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        TOFS    = Omnibus Free Shares of such class of such Fund that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

        The balance of such Omnibus Free Shares redeemed or converted during such calendar month shall be attributed to Other Distributors.

        (3)  Timing of Attributions and Distributions.

                  (a) The attributions of all Non-Omnibus Shares of each class of Shares of each Fund shall be made on a daily basis. The attribution of all Omnibus Shares of each class of Shares of each Fund shall be made monthly, for each calendar month no later than five (5) days following the last day of such month.

                  (b) The parties to the Agreement acknowledge expressly that the procedures for determining the Distributor's Allocable Portion of Free Shares of any Fund implicitly assume that Free Shares issued in respect of dividends or other distributions made for any calendar month will be issued not earlier than the first business day of the following calendar month. Said parties agree that such procedures shall be modified in the event Free Shares attributable to reinvestment of such dividends or distributions are issued in the same calendar month for which such dividends are earned or distributions made.

PART C:  ALLOCATION OF CDSCs

        CDSCs will be allocated to either the Distributor or an Other Distributor depending upon whether the related redeemed Shares were attributed to, respectively, the Distributor or such Other Distributor in accordance with Part B, Paragraph (1) above. CDSCs relating to Non-Omnibus Shares will be allocated to either the Distributor or an Other Distributor on or prior to the third business day of the calendar week immediately succeeding the calendar week during which the Transfer Agent has paid such CDSC amount. CDSCs relating to Omnibus Shares shall be allocated to either the Distributor or an Other Distributor on or prior to the tenth (10th) day of the calendar month immediately succeeding the calendar month in which they are remitted by the Transfer Agent to the "Demand Deposit Account" for further credit to the "Collection Account" as such term is defined in that certain Second Amended and Restated Collection Agency Agreement dated as of March 20, 1998 among Citibank, N.A., Citicorp North America, Inc., the Distributor, and Bankers Trust Company as the same may be amended from time to time (the "Collection Agency Agreement"), unless in accordance with the Collection Agency Agreement more frequent allocations are required.

PART D:  ALLOCATION OF DISTRIBUTION FEE

        The Distribution Fee accruing in respect of each class of Shares of each Fund during any calendar month and that is allocated to the Distributor shall be determined pursuant to the following formula:

        A X [(B + C) / (D + E)]

        where:

        A    = Distribution Fee accrued in respect of such class of Shares of such Fund during such calendar month.

        B    = Shares of such class of such Fund attributed to the
               Distributor and outstanding as of the close of business on the last business day of the immediately preceding calendar month times the net asset value per share of such Shares as of such time.

        C    = Shares of such class of such Fund attributed to the
               Distributor and outstanding as of the close of business on the last business day of such calendar month times the net asset value per share of such Shares as of such time.

        D    = Total Shares of such class of such Fund outstanding as of the close of business on the last business day of the immediately preceding calendar month times the net asset value per share of such Shares as of such time.

        E    = Total Shares of such class of such Fund outstanding as of the close of business on the last business day of such calendar month times the net asset value per share of such Shares as of such time.

        The balance of the Distribution Fee in respect of such class of Shares of such Fund accruing during such calendar month shall be allocated to Other Distributors.

        The allocations contemplated by this Part D of Distribution Fees accruing during any calendar month shall be made on or prior to the tenth (10th) day of the immediately following calendar month and in all cases prior to the payment of such Fees pursuant to the terms of the Agreement.